UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 1, 2005

Ziff Davis Holdings Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	333-99939	36-4355050
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

28 East 28th Street, New York, New York		10016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212-503-3500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On October 1, 2005, Mark D. Moyer and Ziff Davis Holdings Inc. executed a letter agreement pursuant to which Mr. Moyer will be employed as Senior Vice President of Finance and Chief Financial Officer of the Registrant, for an indefinite term, subject to termination by either party. The letter agreement provides that Mr. Moyer's annual base salary shall be $275,000 and his annualized incentive compensation target for 2005 shall be $150,000, pro rated for the year. The letter agreement also provides that the Registrant shall pay Mr. Moyer a sign-on bonus of $20,000.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 5, 2005, Ziff Davis Holdings Inc. announced that it has named Mark D. Moyer, age 46, as Senior Vice President of Finance and Chief Financial Officer. A copy of the press release entitled "Ziff Davis Names Mark D. Moyer CFO" is furnished as Exhibit 99.1 to this report. Terms of Mr. Moyer's employment agreement are described in Item 1.01 above, and the information contained in the press release is incorporated into this Item 5.02 by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ziff Davis Holdings Inc.

October 5, 2005	By:	Robert F. Callahan

Name: Robert F. Callahan
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release Announcing Mark D. Moyer CFO